CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              513-870-2000

Investor Contact:  Heather J. Wietzel

513-870-2768

Media Contact:  Joan O. Shevchik

513-603-5323

Cincinnati Financial Second-quarter 2007 Net Income at $351 Million;
Operating Income* up 29.5% to $164 Million

Cincinnati, August 7, 2007 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

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Second-quarter net income up 165.8 percent to $2.02 per share with higher realized gains on investments

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Second-quarter operating income up 30.6 percent to 94 cents per share on healthy insurance profitability and higher investment income

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Six-month operating income up 23.8 percent to $1.82; net income of $3.13 per share down on lower realized gains

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Property casualty pretax underwriting profits of $90 million for the second quarter and $171 million for the six months, reflecting healthy commercial lines insurance profitability and lower catastrophe losses

Financial Highlights

(Dollars in millions except share data)	Three months ended June 30,			Six months ended June 30,
	2007	2006	Change %	2007	2006	Change %
Revenue Highlights
Earned premiums	$822	$822	(0.1)	$1,637	$1,627	0.6
Investment income	150	143	5.0	298	281	6.1
Total revenues	1,270	981	29.4	2,301	2,588	(11.1)
Income Statement Data
Net income	$351	$132	164.7	$545	$684	(20.4)
Net realized investment gains and losses	187	6	3,022.2	228	426	(46.5)
Operating income*	$164	$126	29.5	$317	$258	22.9
Per Share Data (diluted)
Net income	$2.02	$0.76	165.8	$3.13	$3.90	(19.7)
Net realized investment gains and losses	1.08	0.04	2,600.0	1.31	2.43	(46.1)
Operating income*	$0.94	$0.72	30.6	$1.82	$1.47	23.8

Book value				$39.74	$35.02	13.5
Cash dividend declared	$0.355	$0.335	6.0	$0.710	$0.670	6.0
Weighted average shares outstanding	173,423,572	175,022,367	(0.9)	173,871,612	175,615,017	(1.0)

Second-quarter Insurance Operations Highlights

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0.5 percent decrease in second-quarter property casualty net written premiums. A 1.7 percent increase in commercial lines net written premiums offsets a 6.8 percent decline in personal lines premiums.

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$81 million of new property casualty business, down 13.3 percent. The 26.5 percent growth in new personal lines business partially offsets the 16.9 percent decline in new business in the competitive commercial lines market.

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88.6 percent second-quarter 2007 property casualty combined ratio, reflecting low catastrophe losses, higher savings from reserve development and commercial lines profitability benefiting from local market-based risk selection and sales efforts.

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5 cents per share contribution from life insurance operating income to second-quarter results, down from 6 cents per share in last year’s second quarter.

Second-quarter Investment and Balance Sheet Highlights

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5.0 percent growth in second-quarter pretax investment income.

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Book value of $39.74 per share, up 0.9 percent from year-end 2006 and 13.5 percent from the year-ago level.

Updated Full-year 2007 Outlook**

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Taking into consideration market conditions and results for the first six months of 2007, management has revised its full-year 2007 targets.

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Consolidated property casualty net written premiums now expected to be unchanged from 2006.

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Combined ratio now expected to be at or below 95 percent, assuming catastrophe losses contribute up to 4.5 percentage points.

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Pretax investment income growth target now at approximately 6 percent, additional repurchase activity planned.

*

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles or Statutory Accounting Principles.

**

Outlook and related assumptions are subject to the risks outlined in the company’s forward-looking information safe-harbor statement (see Page 10).

Positive Underwriting Momentum

“The special efforts and teamwork of our agents, field representatives and headquarters associates are allowing the company to maintain positive underwriting momentum, as we said in early July,” said John J. Schiff, Jr., CPCU, chairman and chief executive officer. “We have faced similarly challenging market conditions in the past, benefiting from agent and policyholder loyalty that grows out of our commitment to offer value through all stages of the pricing cycle.

“In the commercial lines segment that accounts for almost 80 percent of our property casualty written premiums, new business declined in the second quarter. As lower pricing prevails, we believe it is more important than ever to carefully select and underwrite risks. The local knowledge of our agents and field associates is helping us do that,” Schiff noted. “We rely on our agents to identify and attract those policyholders who seek the best value, including superior claims service, broad coverages, high financial strength ratings and three-year commercial policies.

“In our personal lines segment, we changed the structure of premium credits in mid-2006, better positioning our agencies to resume selling the value of our homeowner and personal auto policies. These changes helped boost policy retention rates above 90 percent and reinvigorated new personal lines business, which has risen in each of the past four quarters, although lower premiums per policy continued to reduce personal lines total written premiums,” Schiff added.

Continued Investment in Long-term Property Casualty Business

James E. Benoski, vice chairman, chief insurance officer and president, said, “We continue to invest in tools to meet our agents’ long-term needs, further rolling out Web-based policy processing systems and other tools.

“Cincinnati has earned a generous share of each agency’s business over the years by offering the products and services agents need to protect their local businesses and families. Our agents have indicated their desire to have Cincinnati available as a market for commercial accounts that require the flexibility of excess and surplus lines coverage. In the first half of 2007, we made progress toward establishing our excess and surplus lines operation. We continue to target a 2008 rollout to our independent agencies and anticipate the first premium contribution from excess and surplus lines in 2008,” Benoski said.

“In addition to growing with our current agencies, we also continue to build relationships with selected new agencies, by making agency appointments in our active states and by entering new geographic areas. In total, we completed 29 agency appointments in the first six months of this year. With many more in the pipeline, we expect to achieve our target of approximately 55 to 60 by the end of the year. These new appointments and other changes in agency structures, including the cancellation of nine agency relationships, brought total reporting agency locations to 1,297, compared with 1,289 at year-end 2006.

“In June, we appointed our first agency in Washington, the 33rd state where we actively market property casualty insurance, and we expect to make our first New Mexico appointment during the third quarter,” Benoski noted.

2007 Property Casualty Outlook Update

Kenneth W. Stecher, chief financial officer and executive vice president, commented, “Considering market conditions and results for the first six months of 2007, we are revising our full-year 2007 property casualty growth and profitability targets. “We now believe our 2007 consolidated property casualty written premiums will be in the same range as last year’s $3.178 billion, rather than growing in the low single digits.

“Further, we now believe that the full-year combined ratio could be at or below 95 percent on either a GAAP or statutory basis, better than our previous estimate of a combined ratio at or below 97 percent. We make several assumptions to arrive at this new target. First, we now are assuming that catastrophe losses will contribute up to 4.5 percentage points to the full-year ratio, down from 5.5 percentage points in 2006. Second, we expect the benefit from full-year favorable reserve development to be slightly above the 2 percentage points in savings we averaged between 2000 and 2003.

“Third, we continue to assume that the loss and loss expense ratio will rise on lower pricing and higher loss costs. Finally, we are assuming a full-year underwriting expense ratio of approximately 31.5 percent, reflecting continued investment in people and technology during a period of slowing premium growth.”

Stecher added, “Overall profitability was solid for the first half of the year due to strong results from commercial lines, reflecting the benefits of low catastrophe losses and savings from favorable development on prior period reserves. Due to lower catastrophe losses, personal lines profitability also was acceptable. We remain concerned, however, about personal lines pricing and loss activity.”

Investment Strategy Key to Long-term Growth and Stability

Stecher continued, “After paying from cash flow all current liabilities such as claims, expenses, taxes and interest, we invest the remainder to generate income, increasing policyholder surplus and shareholders’ equity. We continue to first buy fixed income securities to support our insurance liabilities. In seeking long-term growth and stability, we also buy and hold common stocks of companies that regularly pay and increase their dividends. These equity securities also give us an opportunity to further enhance book value growth, an important measure of our long-term success.”

Stecher added, “Pretax investment income growth through the first half of this year reflected the growing impact of the mix of fixed-maturity investments we have purchased in recent years. Our emphasis on tax-advantaged bonds, such as municipal bonds, which have a lower gross yield than taxable bonds, is contributing to a slightly lower pretax investment income growth rate than we previously had anticipated.

“For that reason, we now believe pretax investment income growth should be approximately 6 percent in 2007, down from our previous estimate of 6.5 percent to 7.0 percent,” Stecher noted.

“After our repurchase in the first quarter of 1.5 million shares of our common stock, more than 5 million shares remain available under our current board authorization,” Stecher said. “With our stock now trading at what we believe is an inappropriately low valuation, our intention is to take advantage of opportunities for repurchase in the second half of 2007.”

Property Casualty Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$810	$814	(0.5)	$1,656	$1,643	0.8

Earned premiums	$787	$793	(0.8)	$1,571	$1,571	0.0

Loss and loss expenses excluding catastrophes	444	455	(2.3)	898	887	1.3
Catastrophe loss and loss expenses	11	64	(82.2)	15	103	(85.9)
Commission expenses	151	147	2.2	312	305	2.3
Underwriting expenses	89	79	11.5	169	162	4.1
Policyholder dividends	2	5	(50.3)	6	8	(31.4)
Underwriting profit	$90	$43	107.8	$171	$106	62.5

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	56.5%	57.3%		57.2%	56.5%
Catastrophe loss and loss expenses	1.4	8.0		0.9	6.5
Loss and loss expenses	57.9%	65.3%		58.1%	63.0%
Commission expenses	19.2	18.6		19.8	19.4
Underwriting expenses	11.2	9.9		10.8	10.4
Policyholder dividends	0.3	0.7		0.4	0.5
Combined ratio	88.6%	94.5%		89.1%	93.3%

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0.8 percent rise in property casualty net written premiums for the six months ended June 30, 2007.

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$161 million of six-month new business written directly by agencies, down 5.2 percent from the comparable 2006 period.

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1,072 agency relationships with 1,297 reporting locations marketing our insurance products at June 30, 2007, compared with 1,066 agency relationships with 1,289 locations at year-end 2006. We made 29 new agency appointments during the six months, including 22 that were new relationships. These were offset by changes in agency structures and the cancellation of nine agency relationships.

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89.1 percent six-month 2007 property casualty combined ratio. The ratio improved by 4.2 percentage points largely due to lower catastrophe losses and higher savings from favorable development on prior period reserves.

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$11 million of net second-quarter 2007 catastrophe losses and $15 million of net six-month catastrophe losses.

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$32 million of losses from nine weather events during the 2007 six months mitigated by $17 million of reduced estimates of losses from catastrophes in earlier years, in particular an October 2006 hail storm.

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No material catastrophe loss activity in July 2007.

Catastrophe Loss and Loss Expenses Incurred

(In millions, net of reinsurance)			Three months ended June 30,			Six months ended June 30,
			Commercial	Personal		Commercial	Personal
Dates	Cause of loss	Region	lines	lines	Total	lines	lines	Total
2007
Jan. 12-15	Wind, hail, ice, snow	Midwest	$0	$0	$0	$3	$0	$3
Feb. 14-15	Wind, hail, ice, snow	Mid-Atlantic	0	0	0	2	1	3
Feb. 23-25	Wind, hail, ice, snow	Midwest	0	0	0	3	0	3
Mar. 1-2	Wind, hail, flood	South	0	(1)	(1)	6	1	7
Apr. 13-16	Wind, hail, flood	Northeast	2	2	4	2	2	4
May 4-8	Wind, hail, flood	Midwest	3	0	3	3	0	3
May 21-24	Wind, hail, flood	Midwest, South	1	0	1	1	0	1
Jun. 7-9	Wind, hail, flood	Midwest	2	3	5	2	3	5
Jun. 20-22	Wind, hail	Midwest	0	3	3	0	3	3
Development on 2006 and prior catastrophes			(3)	(1)	(4)	(6)	(11)	(17)
Calendar year incurred total			$5	$6	$11	$16	$(1)	$15
2006
Mar. 11-13	Wind, hail	Midwest, Mid-Atlantic	$(1)	$0	$(1)	$27	$10	$37
Apr. 2-3	Wind, hail	Midwest, South	13	6	19	13	6	19
Apr. 6-8	Wind, hail, tornados	Midwest, South	10	17	27	10	17	27
Apr. 13-15	Wind, hail, tornados	Midwest	5	6	11	5	6	11
Apr. 23-25	Wind, hail	Midwest, South	2	1	3	2	1	3
Jun. 18-22	Wind, hail, flood	Midwest	4	2	6	4	2	6
Jun. 25-28	Wind, flood	Northeast	2	0	2	2	0	2
Development on 2005 and prior catastrophes			(1)	(2)	(3)	0	(2)	(2)
Calendar year incurred total			$34	$30	$64	$63	$40	$103

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$613	$603	1.7	$1,306	$1,271	2.8

Earned premiums	$607	$599	1.3	$1,210	$1,181	2.5

Loss and loss expenses excluding catastrophes	330	334	(1.1)	673	658	2.3
Catastrophe loss and loss expenses	5	34	(84.9)	16	63	(75.0)
Commission expenses	112	105	6.2	235	222	5.9
Underwriting expenses	68	63	5.6	123	116	5.7
Policyholder dividends	2	5	(50.3)	6	8	(31.4)
Underwriting profit	$90	$58	54.8	$157	$114	38.5

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	54.5%	55.7%		55.7%	55.8%
Catastrophe loss and loss expenses	0.8	5.6		1.3	5.3
Loss and loss expenses	55.3%	61.3%		57.0%	61.1%
Commission expenses	18.5	17.6		19.4	18.8
Underwriting expenses	11.0	10.5		10.2	9.8
Policyholder dividends	0.4	0.9		0.4	0.7
Combined ratio	85.2%	90.3%		87.0%	90.4%

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2.8 percent growth in commercial lines net written premiums for the six months ended June 30, 2007, as competition continued to increase.

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$143 million of new six-month commercial lines business written directly by agencies, down 8.1 percent from the comparable 2006 period.

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$71 million of new second-quarter commercial lines business written directly by agencies, down 16.9 percent from the comparable 2006 period.

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85.2 percent second-quarter 2007 commercial lines combined ratio. The ratio improved 5.1 percentage points largely because lower catastrophe losses and higher savings from favorable development on prior period reserves offset softer pricing and higher commissions and other underwriting expenses.

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54.5 percent commercial lines second-quarter loss and loss expense ratio excluding catastrophe losses. The ratio improved 1.2 percentage points because higher savings from favorable development mitigated the softer pricing. New large losses for the second quarter were more in line with historical averages in all business lines except commercial auto.

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0.9 and 0.6 percentage point increases in second-quarter and six-month 2007 commercial lines commission expense ratios because of higher contingent commissions. There was virtually no change in the underwriting and policyholder dividend expense ratios.

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Commercial casualty, commercial property and workers’ compensation – three of the company’s four largest commercial business lines – reported net written premium growth in the second quarter of 2007. In line with recent quarters, the fourth of the largest business lines – commercial auto – saw net written premiums decline slightly due to softer pricing. All of the commercial business lines reported healthy loss and loss expenses ratios.

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Rollout of CinciBridge™ completed for selected commercial lines applications. CinciBridge integrates agency management systems with WinCPP®, the company’s online, real-time commercial lines rate quoting system, and with e-CLAS®, the company’s processing system for Businessowner (BOP) and Dentist’s Package (DBOP) Policies.

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e-CLAS now is available in 11 states representing 57 percent of BOP and DBOP premiums. 2007 plans for e-CLAS include rollout to additional states for these policy types.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$197	$211	(6.8)	$350	$372	(6.1)

Earned premiums	$180	$194	(7.1)	$361	$390	(7.3)

Loss and loss expenses excluding catastrophes	114	121	(5.6)	225	229	(1.6)
Catastrophe loss and loss expenses	6	30	(79.2)	(1)	40	(102.8)
Commission expenses	39	42	(7.9)	77	83	(7.3)
Underwriting expenses	21	16	35.4	46	46	0.0
Underwriting profit (loss)	$0	$(15)	n/a	$14	$(8)	n/a

Ratios as a percent of earned premiums:
Loss and loss expenses excluding catastrophes	63.2%	62.3%		62.3%	58.7%
Catastrophe loss and loss expenses	3.5	15.6		(0.3)	10.3
Loss and loss expenses	66.7%	77.9%		62.0%	69.0%
Commission expenses	21.5	21.7		21.2	21.2
Underwriting expenses	11.7	8.0		12.8	11.8
Combined ratio	99.9%	107.6%		96.0%	102.0%

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6.1 percent decrease in six-month personal lines net written premiums on lower per-policy pricing due to changes made in mid-2006 that lowered rates while improving policyholder retention and new business. These changes lowered premiums for some current policyholders.

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Six-month 2007 personal lines new business rose 26.0 percent to $18 million.

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Second-quarter 2007 personal lines new business rose 26.5 percent to $10 million. This was the fourth consecutive quarter of new business growth following July 2006 introduction of a limited program of policy credits for homeowner and personal auto pricing in most of the states in which the company’s personal lines policy processing system is in use.

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99.9 percent second-quarter 2007 personal lines combined ratio. The ratio improved 7.7 percentage points largely because the benefit of the improved catastrophe loss ratio was partially offset by an increase in the loss and loss expense ratio excluding catastrophe losses and a higher non-commission expense ratio.

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63.2 percent personal lines second-quarter loss and loss expense ratio excluding catastrophe losses. The ratio rose 0.9 percentage points because of the lower pricing and normal loss cost trends.

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3.7 and 1.0 percentage point increases in second-quarter and six-month 2007 personal lines underwriting expense ratios. The increase was primarily due to the lower earned premiums and the normal fluctuations in operating expenses and the timing of certain items.

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Agencies in 16 states now use Diamond to write personal lines policies, the company’s personal lines policy processing system, with rollout planned to one additional state in 2007 and additional states next year. Approximately 97 percent of total 2006 personal lines earned premium volume was written in active Diamond states.

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New product offerings for 2007 and 2008 include the rollout of a new coverage endorsement – Replacement Cost Auto. This optional coverage now is available in most of our personal lines states. It provides for replacement of a totaled auto with a new auto, if the accident occurs in the first three years after the policyholder purchased the vehicle. An optional endorsement for personal auto policies that includes eight additional coverages will be rolled out in the third quarter of 2007. These coverages will increase towing and rental limits, pay for lock replacement if the policyholder’s keys are lost or stolen and pay for accidental deployment of an airbag, among others.

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Personal lines appointments have been made in 32 of our commercial lines agencies over the past nine months, with a target of an additional 10 to 15 appointments during the remainder of the year. Expanding into these agencies should provide additional sources of premiums and help diversify the personal lines portfolio.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Life Insurance Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2007	2006	Change %	2007	2006	Change %
Written premiums	$45	$41	9.6	$87	$81	7.6

Earned premiums	$35	$29	18.9	$66	$56	17.4
Investment income, net of expenses	28	27	2.4	56	53	5.0
Other income	1	1	(9.8)	2	2	28.6
Total revenues, excluding realized investment gains and losses	64	57	10.7	124	111	11.7
Policyholder benefits	34	28	22.1	62	59	5.6
Expenses	16	13	14.3	29	24	20.5
Total benefits and expenses	50	41	19.5	91	83	10.0
Net income before income tax and realized investment gains and losses	14	16	(13.0)	33	28	16.5
Income tax	5	6	(21.5)	11	10	4.0
Net income before realized investment gains and losses	$9	$10	(8.3)	$22	$18	24.2

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$87 million in total six-month 2007 life insurance segment net written premiums. Written premiums include life insurance, annuity and accident and health premiums.

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13.3 percent increase to $70 million in six-month 2007 in statutory written premiums for term and other life insurance products. Since late 2005, the company has de-emphasized annuities because of an unfavorable interest rate environment. Statutory written annuity premiums decreased to $15 million in the first six months of 2007 from $17 million in the comparable 2006 period.

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30.5 percent rise in six-month term life insurance written premiums, reflecting marketing advantages of competitive, up-to-date products, providing close personal attention and exhibiting financial strength and stability.

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5.2 percent rise in face amount of life policies in force to $59.934 billion at June 30, 2007, from $56.971 billion at year-end 2006.

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$4 million increase in six-month 2007 operating profit due to favorable mortality experience and persistency as well as healthy earned premium and investment income growth.

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2007 plans include continued enhancement of term and other life insurance products. The priority continues to be expansion within the insurance agencies currently marketing our property casualty insurance products.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Investment Operations

(In millions)	Three months ended June 30,			Six months ended June 30,
	2007	2006	Change %	2007	2006	Change %
Investment income:
Interest	$76	$77	(0.7)	$152	$151	0.7
Dividends	72	65	9.7	144	127	13.1
Other	4	3	37.9	7	7	5.7
Investment expenses	(2)	(2)	14.4	(5)	(4)	(30.3)
Total net investment income	150	143	5.0	298	281	6.1
Investment interest credited to contract holders	(14)	(13)	(6.2)	(28)	(27)	(4.5)
Net realized investment gains and losses:
Realized investment gains and losses	290	10	2,737.8	351	669	(47.6)
Change in valuation of derivatives	3	1	138.3	4	3	6.4
Other-than-temporary impairment charges	0	0	nm	0	(1)	100.0
Net realized investment gains	293	11	2,482.0	355	671	(47.2)
Investment operations income	$429	$141	204.3	$625	$925	(32.5)

•

5.0 percent increase in second-quarter and 6.1 percent rise in six-month pretax net investment income. Fifth Third Bancorp, the company’s largest equity holding, contributed 42.5 percent of six-month 2007 dividend income.

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Growth in pretax investment income reflected strong cash flow for new investments and increased dividend income from the common stock portfolio. Pretax interest income trends have been affected in recent years by the higher percentage of tax-advantaged bond purchases, such as municipal bonds, which have a lower gross yield than taxable bonds.

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$17 million annually in additional investment income expected during 2007 just from dividend increases announced during the past 12 months by Fifth Third and another 33 of the company’s 41 publicly traded common stock holdings.

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Sale of equity securities in the 2007 three- and six-month periods led to $290 million and $351 million in realized investment gains. The securities were sold because the investment either no longer met the company’s investment parameters or management determined yield prospects could be improved while maintaining potential for long-term appreciation. Realized gains in the 2006 six-month period primarily were due to the sale of our Alltel Corporation holdings.

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$293 million in pretax net realized investment gains during the second quarter of 2007 compared with $11 million in the second quarter of 2006. 2007 gains included proceeds from the sale of securities because they no longer met the company’s investment parameters or because the company determined it could improve yield prospects.

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$355 million in net realized investment gains during the 2007 six-month period compared with $671 million in the six months of 2006, which included $647 million from the sale of the company’s holdings of Alltel common stock.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Balance Sheet

(Dollars in millions except share data)			At June 30,	At December 31,
			2007	2006
Balance sheet data
Invested assets			$13,712	$13,759
Total assets			18,264	17,222
Short-term debt			49	49
Long-term debt			791	791
Shareholders' equity			6,826	6,808
Book value per share			39.74	39.38

Debt-to-capital ratio			11.0%	11.0%

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Performance measures
Comprehensive income	$171	$(86)	$184	$153
Return on equity, annualized	20.7%	8.6%	16.0%	22.5%
Return on equity, annualized, based on comprehensive income	9.8	(5.6)	5.3	5.1

•

Book value of $39.74 at June 30, 2007, compared with $39.38 at year-end 2006. Book value rose 13.5 percent over the year-ago level.

•

$4.937 billion in statutory surplus for the property casualty insurance group at June 30, 2007, compared with $4.750 billion at year-end 2006. The ratio of common stock to statutory surplus for the property casualty insurance group portfolio was 90.9 percent at June 30, 2007, compared with 96.7 percent at year-end 2006.

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31.3 percent ratio of investment securities held at the holding-company level to total holding-company-only assets at June 30, 2007, comfortably within management’s below-40 percent target.

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No shares were repurchased in the three months ended June 30, 2007, following repurchase of 1.49 million shares at a total cost of $64 million in the three months ended March 31, 2007.

The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 13 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles (non-GAAP) or Statutory Accounting Principles.

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.

For additional information or to register for this morning’s conference call webcast, please visit www.cinfin.com/investors.

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2006 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 20. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Increased frequency and/or severity of claims

•

Inaccurate estimates or assumptions used for critical accounting estimates

•

Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

○

Downgrade of the company’s financial strength ratings

○

Concerns that doing business with the company is too difficult or

○

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

•

Actions of insurance departments, state attorneys general or other regulatory agencies that:

○

Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

○

Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

○

Increase our expenses

○

Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

○

Limit our ability to set fair, adequate and reasonable rates

○

Place us at a disadvantage in the marketplace or

○

Restrict our ability to execute our business model, including the way we compensate agents

•

Sustained decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular a sustained decline in the market value of Fifth Third shares, a significant equity holding

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Events, such as the sub-prime mortgage lending crisis, that lead to a significant decline in the value of a particular security or group of securities and impairment of the asset(s)

•

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

•

Adverse outcomes from litigation or administrative proceedings

•

Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

•

Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Cincinnati Financial Corporation

Consolidated Balance Sheets

(Dollars in millions except per share data)	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2007—$5,910; 2006—$5,739)	$5,891	$5,805
Equity securities, at fair value (cost: 2007—$2,944; 2006—$2,621)	7,650	7,799
Short-term investments, at fair value (amortized cost: 2007—$101; 2006—$95)	101	95
Other invested assets	70	60
Total investments	13,712	13,759

Cash and cash equivalents	122	202
Securities lending collateral	976	0
Investment income receivable	124	121
Finance receivable	100	108
Premiums receivable	1,217	1,128
Reinsurance receivable	751	683
Prepaid reinsurance premiums	12	13
Deferred policy acquisition costs	479	453
Land, building and equipment, net, for company use (accumulated depreciation: 2007—$275; 2006—$261)	212	193
Other assets	51	58
Separate accounts	508	504
Total assets	$18,264	$17,222

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$3,953	$3,896
Life policy reserves	1,446	1,409
Unearned premiums	1,662	1,579
Securities lending payable	976	0
Other liabilities	619	533
Deferred income tax	1,434	1,653
Note payable	49	49
6.125% senior notes due 2034	371	371
6.9% senior debentures due 2028	28	28
6.92% senior debentures due 2028	392	392
Separate accounts	508	504
Total liabilities	11,438	10,414

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2007—500 million shares, 2006—500 million shares; issued: 2007—196 million shares, 2006—196 million shares)	392	391
Paid-in capital	1,035	1,015
Retained earnings	3,213	2,786
Accumulated other comprehensive income	3,013	3,379
Treasury stock at cost (2007—24 million shares, 2006—23 million shares)	(827)	(763)
Total shareholders' equity	6,826	6,808
Total liabilities and shareholders' equity	$18,264	$17,222

Cincinnati Financial Corporation

Consolidated Statements of Income

(In millions except per share data)	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

REVENUES
Earned premiums
Property casualty	$787	$793	$1,571	$1,571
Life	35	29	66	56
Investment income, net of expenses	150	143	298	281
Realized investment gains and losses	293	11	355	671
Other income	5	5	11	9
Total revenues	1,270	981	2,301	2,588

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	490	546	974	1,047
Commissions	160	156	330	322
Other operating expenses	87	84	176	167
Taxes, licenses and fees	19	14	39	39
Increase in deferred policy acquisition costs	(7)	(7)	(23)	(22)
Interest expense	13	13	26	26
Total benefits and expenses	762	806	1,522	1,579

INCOME BEFORE INCOME TAXES	508	175	779	1,009

PROVISION (BENEFIT) FOR INCOME TAXES
Current	156	48	233	340
Deferred	1	(5)	1	(15)
Total provision for income taxes	157	43	234	325

NET INCOME	$351	$132	$545	$684

PER COMMON SHARE
Net income—basic	$2.04	$0.77	$3.16	$3.94
Net income—diluted	$2.02	$0.76	$3.13	$3.90

***

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2007 and 2006 data; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments – when analyzing both GAAP and certain non-GAAP measures may improve understanding of trends in the underlying business, helping avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•

Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities and embedded derivatives without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•

Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•

Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

•

Written premium adjustment – statutory basis only: In 2002, the company refined its estimation process for matching property casualty written premiums to policy effective dates, which added $117 million to 2002 written premiums. To better assess ongoing business trends, management may exclude this adjustment when analyzing trends in written premiums and statutory ratios that make use of written premiums.

•

Codification: Adoption of Codification of Statutory Accounting Principles was required for Ohio-based insurance companies effective January 1, 2001. The adoption of Codification changed the manner in which the company recognized statutory property casualty written premiums. As a result, 2001 statutory written premiums included $402 million to account for unbooked premiums related to policies with effective dates prior to January 1, 2001. To better assess ongoing business trends, management excludes this $402 million when analyzing written premiums and statutory ratios that make use of written premiums.

•

Life insurance gross written premiums: In analyzing the life insurance company’s gross written premiums, management excludes five larger, single-pay life insurance policies (bank-owned life insurance or BOLIs) written in 2004, 2002, 2000 and 1999 to focus on the trend in premiums written through the independent agency distribution channel.

•

One-time charges or adjustments: Management analyzes earnings and profitability excluding the impact of one-time items.

○

In 2003, as the result of a settlement negotiated with a vendor, pretax results included the recovery of $23 million of the $39 million one-time, pretax charge incurred in 2000.

○

In 2000, the company recorded a one-time charge of $39 million, pre-tax, to write down previously capitalized costs related to the development of software to process property casualty policies.

○

In 2000, the company earned $5 million in interest in the first quarter from a $303 million single-premium BOLI policy that was booked at the end of 1999 and segregated as a separate account effective April 1, 2000. Investment income and realized investment gains and losses from separate accounts generally accrue directly to the contract holder and, therefore, are not included in the company’s consolidated financials.

Cincinnati Financial Corporation
Quarterly Net Income Reconciliation

(In millions except per share data)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06

Net income			$351	$194	$130	$115	$132	$552	$545	$684		$800		$930
Net realized investment gains and losses			187	41	8	-	6	421	228	426		427		434
Operating income			164	153	122	115	126	131	317	258		373		496
Less catastrophe losses			(7)	(2)	(29)	(18)	(41)	(26)	(9)	(67)		(85)		(113)
Operating income before catastrophe losses			$171	$155	$151	$133	$167	$157	$326	$325		$458		$609

Diluted per share data
Net income			$2.02	$1.11	$0.75	$0.66	$0.76	$3.13	$3.13	$3.90		$4.56		$5.30
Net realized investment gains and losses			1.08	0.23	0.05	-	0.04	2.39	1.31	2.43		2.43		2.48
Operating income			0.94	0.88	0.70	0.66	0.72	0.74	1.82	1.47		2.13		2.82
Less catastrophe losses			(0.04)	(0.01)	(0.16)	(0.10)	(0.24)	(0.14)	(0.05)	(0.38)		(0.48)		(0.65)
Operating income before catastrophe losses			$0.98	$0.89	$0.86	$0.76	$0.96	$0.88	$1.87	$1.85		$2.61		$3.47

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Consolidated

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)			$808	$811	$785	$787	$804	$796	$1,619	$1,600		$2,387		$3,172
Written premium adjustment – statutory only			2	35	(30)	(7)	10	33	37	43		36		6
Reported written premiums (statutory)*			$810	$846	$755	$780	$814	$829	$1,656	$1,643		$2,423		$3,178
Unearned premiums change			(23)	(61)	47	11	(21)	(51)	(85)	(72)		(60)		(14)
Earned premiums			$787	$785	$802	$791	$793	$778	$1,571	$1,571		$2,363		$3,164

Statutory combined ratio
Statutory combined ratio			87.7%	87.7%	95.9%	96.4%	93.7%	89.6%	87.7%	91.7%		93.2%		93.9%
Less catastrophe losses			1.4	0.4	5.5	3.5	8.0	5.0	0.9	6.5		5.5		5.5
Statutory combined ratio excluding catastrophe losses			86.3%	87.3%	90.4%	92.9%	85.7%	84.6%	86.8%	85.2%		87.7%		88.4%

Commission expense ratio			18.1%	18.0%	19.9%	19.3%	17.6%	18.2%	18.0%	17.9%		18.3%		18.7%
Other expense ratio			11.7%	11.4%	13.4%	11.9%	10.8%	10.8%	11.6%	10.8%		11.2%		11.7%
Statutory expense ratio			29.8%	29.4%	33.3%	31.2%	28.4%	29.0%	29.6%	28.7%		29.5%		30.4%

GAAP combined ratio
GAAP combined ratio			88.6%	89.6%	94.5%	96.1%	94.5%	92.0%	89.1%	93.3%		94.2%		94.3%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
*nm - Not meaningful
*Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Commercial Lines

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)			$611	$658	$618	$589	$593	$635	$1,269	$1,228		$1,817		$2,435
Written premium adjustment -- statutory only			2	35	(29)	(7)	10	33	37	43		36		7
Reported written premiums (statutory) *			$613	$693	$589	$582	$603	$668	$1,306	$1,271		$1,853		$2,442
Unearned premiums change			(6)	(89)	30	20	(4)	(86)	(96)	(90)		(69)		(40)
Earned premiums			$607	$604	$619	$602	$599	$582	$1,210	$1,181		$1,784		$2,402

Statutory combined ratio
Statutory combined ratio			84.4%	86.5%	92.4%	94.1%	89.6%	87.5%	85.4%	88.6%		90.3%		90.8%
Less catastrophe losses			0.8	1.8	1.9	2.3	5.6	5.1	1.3	5.3		4.3		3.7
Statutory combined ratio excluding catastrophe losses			83.6%	84.7%	90.5%	91.8%	84.0%	82.4%	84.1%	83.3%		86.0%		87.1%

GAAP combined ratio
GAAP combined ratio			85.2%	88.9%	91.1%	93.4%	90.3%	90.5%	87.0%	90.4%		91.4%		91.3%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is computed independently.
*nm - Not meaningful
*Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.

Cincinnati Insurance Group
Quarterly Property Casualty Data - Personal Lines

(Dollars in millions)	Three months ended								Six months ended		Nine months ended		Twelve months ended
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06	6/30/07	6/30/06	9/30/07	9/30/06	12/31/07	12/31/06
Premiums
Adjusted written premiums (statutory)			$197	$153	$167	$198	$211	$161	$350	$372		$570		$737
Written premium adjustment -- statutory only			-	-	(1)	-	-	-	-	-		-		(1)
Reported written premiums (statutory)*			$197	$153	$166	$198	$211	$161	$350	$372		$570		$736
Unearned premiums change			(17)	28	17	(9)	(17)	35	11	18		9		26
Earned premiums			$180	$181	$183	$189	$194	$196	$361	$390		$579		$762

Statutory combined ratio
Statutory combined ratio			98.6%	93.5%	107.7%	104.0%	106.4%	98.1%	95.8%	101.6%		102.3%		103.6%
Less catastrophe losses			3.5	(4.1)	17.9	7.1	15.6	5.0	(0.3)	10.3		9.2		11.3
Statutory combined ratio excluding catastrophe losses			95.1%	97.6%	89.8%	96.9%	90.8%	93.1%	96.1%	91.3%		93.1%		92.3%

GAAP combined ratio
GAAP combined ratio			99.9%	92.0%	106.0%	104.4%	107.6%	96.4%	96.0%	102.0%		102.8%		103.6%

*Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts. The sum of quarterly amounts may not equal the full year as each is is computed independently.
*nm - Not meaningful
*Statutory data prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners and filed with the appropriate regulatory bodies.